UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2021

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
Convertible Notes and the Indenture
On February 2, 2021, Mitek Systems, Inc. (the “Company”) priced its private offering of $135,000,000 million in aggregate principal amount of 0.750% Convertible Senior Notes due February 1, 2026 (the “Notes”). The offering size was increased from the previously announced offering size of $125,000,000 aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated February 5, 2021 (the “Indenture”), between the Company and UMB Bank, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The Company also granted the Initial Purchasers (as defined below) of the Notes a 13-day option to purchase up to an additional $20.25 million aggregate principal amount of the Notes (the “Additional Notes”), which was exercised in full. The Notes were purchased in a transaction that was completed on February 5, 2020.
The Notes will mature on February 1, 2026, unless earlier redeemed, repurchased or converted. The Notes will bear interest from August 1, 2021 at a rate of 0.750% per year payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding August 1, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021, if the last reported sale price per share of the Company’s common stock, $0.001 par value (the “Common Stock”) exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Common Stock. On or after August 1, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash and, if applicable at the Company’s election, shares of the Common Stock, based on the applicable conversion rate(s); provided that the Company will be required to settle conversions solely in cash unless and until the Company (i) receives stockholder approval to increase the number of authorized shares of the Common Stock and (ii) reserves such amount of shares of the Common Stock for future issuance as required pursuant to the indenture that will govern the Notes. The conversion rate for the Notes will initially be 47.9731 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $20.85 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 37.5% to the $15.16 per share last reported sale price of the Common Stock on February 2, 2021. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.
The Company may not redeem the Notes prior to maturity.
Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, subject to certain conditions, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Notes are the Company’s senior unsecured obligations and will rank equal in right of payment with the Company’s future senior, unsecured indebtedness, senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the notes and effectively subordinated to the Company’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.
The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:
(1) the Company defaults in any payment when due (whether at maturity or repurchase upon fundamental change or otherwise) of the principal of or fundamental change repurchase price for, any note;
(2) the Company defaults for 30 consecutive days in the payment when due of interest on any note;
(3) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction in accordance with the provisions of the Indenture when due with respect to the Notes, and such failure continues for three business days;
(4) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer, and lease of assets of the Company;

(6) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;
(7) default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement, or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or such significant subsidiary, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, and, in either case if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;
(8) one or more final judgements being rendered against the Company or any subsidiaries for the payment of at least $15.0 million (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not waived, paid, discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and
(9) certain events of bankruptcy, insolvency, or reorganization of the Company or any significant subsidiary.
If such an event of default, other than an event of default described in clause (9) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (9) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable without any further action or notice by any person.
A copy of the Indenture and the form of the Note are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.
The net proceeds from this offering were approximately $149.9 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses related to the offering. The Company used approximately $9.3 million of the net proceeds from the offering to pay the cost of the Hedge Transactions (as defined below) (after such cost is partially offset by the proceeds from the Warrant Transactions described below). The Initial Purchasers exercised their option to purchase Additional Notes in full and the Company used a portion of the net proceeds from the sale of such Additional Notes to enter into additional Hedge Transactions (after such cost is partially offset by the proceeds from the additional Warrant Transactions) with the Option Counterparties (as defined below). The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. From time to time, the Company evaluates potential acquisitions and strategic transactions of businesses, technologies or products. However, the Company has not designated any specific uses and the Company currently has no binding agreements with respect to any material acquisition or strategic transaction.
Convertible Note Hedge Transactions and Warrant Transactions
In connection with the pricing of the Notes, the Company has entered into privately negotiated convertible note hedge transactions (the “Hedge Transactions”) with Bank of America, N.A., Jefferies International Limited and Goldman Sachs & Co. LLC (the “Option Counterparties”). The Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of Common Stock that initially underlie the Notes. The Company also entered into separate, privately negotiated warrant transactions (the “Warrant Transactions”) with the Option Counterparties relating to the same number of shares of the Common Stock, subject to customary anti-dilution adjustments. The strike price of the Warrant Transactions will initially be $26.53 per share, which represents a 75.0% premium to the last reported sale price of the Common Stock on The NASDAQ Capital Market on February 2, 2021, and is subject to certain adjustments under the terms of the Warrant Transactions. In addition, the initial purchasers exercised their option to purchase additional Notes in full, and the Company entered into additional Warrant Transactions with the Option Counterparties and used a portion of the net proceeds from the sale of the additional Notes and from the sale of the additional warrants to enter into additional Hedge Transactions with the Option Counterparties. The Hedge Transactions are expected generally to reduce the potential dilution with respect to the Common Stock and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon the conversion of the Notes in the event that the market price of the Common Stock is greater than the strike price of the Hedge Transactions. However, the Warrant Transactions could separately have a dilutive effect with respect to the Common Stock to the extent that the market price per share of the Common Stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the Hedge Transactions and Warrant Transactions, concurrently with, or shortly after, the pricing of the Notes, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or purchase shares of the Common Stock, and shortly after the pricing of the Notes, may purchase the Common Stock in secondary market transactions. These activities could have the effect of increasing, or reducing the size of any decrease in, the market price of the Common Stock or the Notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various over-the-counter derivative transactions with respect to the Common Stock and/or by purchasing or selling the Common Stock or other securities of the Company, including the Notes, in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so during any “observation period” (as that term will be defined in the indenture that will govern the Notes) related to a conversion of Notes). Any of these hedging activities could cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares, if any, of common stock and value of the consideration that holders of the Notes will receive upon conversion of the Notes.
The Option Counterparties may choose to engage in, or to discontinue engaging in, any of these transactions with or without notice at any time, and their decisions will be in their sole discretion. The effect, if any, of such activities of the Option Counterparties, including direction or magnitude, on the market price of the Common Stock or the price of the Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.
The above description of the Hedge Transactions and the Warrant Transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the forms of confirmations attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the Initial Purchasers (as defined below) in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement (as defined below) pursuant to which the Company sold the Notes to the Initial Purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.
Item 8.01. Other Events
Purchase Agreement
On February 2, 2021, the Company entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC and William Blair & Company, L.L.C., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell the Notes. In addition, pursuant to the terms of the Purchase Agreement, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $20.25 million aggregate principal amount of Additional Notes on the same terms and conditions, which was exercised in full. The Purchase Agreement includes customary representations, warranties, and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
Press Releases
On February 1, 2021, the Company issued a press release announcing its intention to offer convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On February 2, 2021, the Company issued a press release announcing the pricing of its offering of convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
4.1	Indenture, dated as of February 5, 2021, between Mitek Systems, Inc. and UMB Bank, National Association
4.2	Form of 0.750% Convertible Senior Notes due 2026 (included in Exhibit 4.1)
10.1	Form of Convertible Note Hedge Transaction Confirmation
10.2	Form of Warrant Transaction Confirmation
99.1	Mitek Systems, Inc. Press Release, dated February 1, 2021
99.2	Mitek Systems, Inc. Press Release, dated February 2, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

February 5, 2021	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of February 5, 2021, between Mitek Systems, Inc. and UMB Bank, National Association
4.2	Form of 0.750% Convertible Senior Notes due 2026 (included in Exhibit 4.1)
10.1	Form of Convertible Note Hedge Transaction Confirmation
10.2	Form of Warrant Transaction Confirmation
99.1	Mitek Systems, Inc. Press Release, dated February 1, 2021
99.2	Mitek Systems, Inc. Press Release, dated February 2, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)